Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2023 RESULTS
THIRD-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 13.0%; SAME-UNIT REVENUE UP 8.3%
•GAAP EPS UP 26.4%; ADJUSTED EPS UP 29.4%
•NET INCOME UP 22.6%; ADJUSTED EBITDA UP 34.2%
NINE-MONTH HIGHLIGHTS:
•TOTAL REVENUE UP 13.1%; SAME-UNIT REVENUE UP 7.5%
•GAAP EPS UP 18.9%; ADJUSTED EPS UP 15.6%
•NET INCOME UP 14.4%; ADJUSTED EBITDA UP 17.9%

CLEVELAND (October 26, 2023) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the third quarter ended September 30, 2023.
For the 2023 third quarter, CBIZ recorded revenue of $410.5 million, an increase of $47.3 million, or 13.0%, compared with $363.3 million reported for the same period in 2022. Acquired operations, net of divestitures, contributed $17.1 million, or 4.7%, to third-quarter 2023 revenue growth. Same-unit revenue increased by $30.2 million, or 8.3%, for the quarter, compared with the same period a year ago. Net income was $33.7 million, or $0.67 per diluted share, compared with $27.5 million, or $0.53 per diluted share, for the same period a year ago.
For the nine months ended September 30, 2023, CBIZ recorded revenue of $1,263.6 million, an increase of $146.7 million, or 13.1%, over the $1,116.9 million recorded for the same period in 2022. Acquisitions, net of divestitures, contributed $62.6 million, or 5.6%, to revenue growth in the nine months ended September 30, 2023. Same-unit revenue increased by $84.1 million, or 7.5%, compared with the same period a year ago. Net income was $133.7 million, or $2.64 per diluted share, for the nine months ended

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

September 30, 2023, compared with $116.9 million, or $2.22 per diluted share, for the same period a year ago.
Excluding non-recurring transaction and first-year integration expenses related to the acquisition of Marks Paneth in January 2022, and expenses related to the acquisition of Somerset in February 2023, Adjusted net income was $33.3 million in the third quarter of 2023 compared with Adjusted net income of $26.6 million for the same period a year ago. Adjusted earnings per share was $0.66, an increase of 29.4% compared with Adjusted earnings per share of $0.51 for the same period a year ago. Adjusted EBITDA for the third quarter was $61.6 million, up 34.2% compared with $45.9 million for the same period in 2022.
Adjusted net income was $135.2 million, or $2.67 per diluted share, for the nine months ended September 30, 2023, compared with $122.0 million, or $2.31 per diluted share, for the same period a year ago. Adjusted EBITDA for the nine months was $229.2 million, up 17.9% compared with $194.5 million for the same period in 2022.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included in this release.
During the nine months ended September 30, 2023, the Company repurchased approximately 1.2 million shares of its common stock on the open market. The balance outstanding on the Company’s unsecured credit facility on September 30, 2023, was $394.7 million with $195.0 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to report a strong third quarter with both of our major divisions posting solid results. Overall, our results were as expected for the quarter, and we continue to experience strong demand for our essential, recurring services as well as our more project-based services. Based on our year-to-date performance and current outlook for the remainder of the year, we are pleased to affirm our revenue and EPS guidance for the full year.”

“We continue to make steady progress with the integration of our latest acquisitions including three strategic deals and two tuck-in transactions completed earlier this year. Our M&A pipeline remains active, and we continue to pursue additional opportunities to add businesses that enable us to deliver on our promise to provide our clients with a breadth of services and depth of expertise unmatched in our industry.”
2023 Outlook
•The Company expects revenue to grow within a range of 10% to 12% over the prior year.
•The Company expects an effective tax rate of approximately 28%. The increased rate, up from 25.5% in 2022, will impact diluted earnings per share by approximately $0.08.
•The Company expects a weighted average fully diluted share count of approximately 50.5 to 51.0 million shares.
•The Company expects GAAP fully diluted earnings per share to grow within a range of 15% to 17%, to $2.31 to $2.36 per share, over the $2.01 per share reported for 2022.
•The Company expects Adjusted fully diluted earnings per share to grow within a range of 11% to 13%, to $2.36 to $2.41 per share over the Adjusted earnings per share, of $2.13 per share reported for 2022.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10182964/fa8d77e7d8.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk that the anticipated benefits and perceived advantages of an acquisition may not be achieved; the impact of COVID-19 or governmental rules related to public health issues on the Company’s business, operations and clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the trend of outsourcing business services; the Company’s dependence on the services of its CEO, other key employees, producers and service personnel; the effects of any potential cyber-attacks; competitive pricing pressures; general business and economic conditions; and changes in governmental laws or regulation affecting the Company’s clients, business, business services operations, or business models. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2023	%	2022	%
Revenue	$410,539	100.0%	$363,262	100.0%
Operating expenses (1)	342,148	83.3	306,017	84.2
Gross margin	68,391	16.7	57,245	15.8
Corporate general and administrative expenses (1)	13,136	3.2	15,893	4.4
Operating income	55,255	13.5	41,352	11.4
Other (expense) income:
Interest expense	(5,848)	(1.4)	(2,305)	(0.6)
Gain on sale of operations, net	77	—	176	—
Other expense, net (1) (2)	(2,288)	(0.6)	(2,622)	(0.7)
Total other expense, net	(8,059)	(2.0)	(4,751)	(1.3)
Income before income tax expense	47,196	11.5	36,601	10.1
Income tax expense	13,514		9,131
Net income	$33,682	8.2%	$27,470	7.6%

Diluted earnings per share	$0.67		$0.53

Diluted weighted average common shares outstanding	50,371		52,238
Other data:
Adjusted EBITDA (3)	$61,564		$45,861
Adjusted EPS (3)	$0.66		$0.51

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other expense, net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended September 30, 2023, and 2022, are as follows (in thousands):

	Three Months Ended September 30,
	2023	% of Revenue	2022	% of Revenue
Operating income	$(3,009)	(0.7)%	$(3,995)	(1.1)%
Corporate general and administrative income	(452)	(0.1)%	(697)	(0.2)%
Other expense, net	(3,461)	(0.8)%	(4,692)	(1.3)%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended September 30, 2023, and 2022, are as follows (in thousands):

	Three Months Ended September 30,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$68,391	$(3,009)	$65,382	15.9%	$57,245	$(3,995)	$53,250	14.7%
Operating income	55,255	(3,461)	51,794	12.6%	41,352	(4,692)	36,660	10.1%
Other (expense) income, net	(2,288)	3,461	1,173	0.3%	(2,622)	4,692	2,070	0.6%
Income before income tax expense	47,196	—	47,196	11.5%	36,601	—	36,601	10.1%
(2)Included in "Other expense, net" for the three months ended September 30, 2023, and 2022, is expense of $0.6 million and $0.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
(In thousands, except percentages and per share data)

	Nine Months Ended September 30,
	2023	%	2022	%
Revenue	$1,263,647	100.0%	$1,116,936	100.0%
Operating expenses (1)	1,027,146	81.3	886,052	79.3
Gross margin	236,501	18.7	230,884	20.7
Corporate general and administrative expenses (1)	44,527	3.5	43,128	3.9
Operating income	191,974	15.2	187,756	16.8
Other (expense) income:
Interest expense	(15,023)	(1.2)	(5,209)	(0.5)
Gain on sale of operations, net	176	—	311	—
Other income (expense), net (1) (2)	8,245	0.7	(24,932)	(2.2)
Total other expense, net	(6,602)	(0.5)	(29,830)	(2.7)
Income before income tax expense	185,372	14.7	157,926	14.1
Income tax expense	51,667		41,074
Net income	133,705	10.6%	116,852	10.5%

Diluted earnings per share	$2.64		$2.22

Diluted weighted average common shares outstanding	50,644		52,720
Other data:
Adjusted EBITDA (3)	$229,222		$194,481
Adjusted EPS (3)	$2.67		$2.31

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the nine months ended September 30, 2023, and 2022, are as follows (in thousands):

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	Nine Months Ended September 30,
	2023	% of Revenue	2022	% of Revenue
Operating expenses (income)	$6,853	0.5%	$(23,000)	(2.1)%
Corporate general and administrative expenses (income)	821	0.1%	(3,319)	(0.3)%
Other income (expense), net	7,674	0.6%	(26,319)	(2.4)%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the nine months ended September 30, 2023, and 2022, are as follows (in thousands):

	Nine Months Ended September 30,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$236,501	$6,853	$243,354	19.3%	$230,884	$(23,000)	$207,884	18.6%
Operating income	191,974	7,674	199,648	15.8%	187,756	(26,319)	161,437	14.5%
Other income (expense), net	8,245	(7,674)	571	—%	(24,932)	26,319	1,387	0.1%
Income before income tax expense	185,372	—	185,372	14.7%	157,926	—	157,926	14.1%
(2)Included in "Other income (expense), net" for the nine months ended September 30, 2023, and 2022, is expense of $2.1 million and $1.9 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Financial Services	$298,372	$259,998	$932,388	$808,052
Benefits and Insurance Services	100,287	92,067	296,179	276,261
National Practices	11,880	11,197	35,080	32,623
Total	$410,539	$363,262	$1,263,647	$1,116,936

Gross Margin
Financial Services	$48,692	$39,661	$194,820	$168,272
Benefits and Insurance Services	20,651	18,746	61,246	55,263
National Practices	1,213	1,454	3,285	3,405
Operating expenses - unallocated (1):
Other expense	(5,174)	(6,611)	(15,997)	(19,056)
Deferred compensation	3,009	3,995	(6,853)	23,000
Total	$68,391	$57,245	$236,501	$230,884

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Net income	$133,705	$116,852
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	26,965	24,707
Gain on sale of operations, net	(176)	(311)
Bad debt expense, net of recoveries	1,011	1,295
Adjustments to contingent earnout liability, net	2,071	1,917
Stock-based compensation expense	9,721	11,987
Other noncash adjustments	5,533	3,594
Net income, after adjustments to reconcile net income to net cash provided by operating activities	178,830	160,041
Changes in assets and liabilities, net of acquisitions and divestitures	(121,576)	(99,982)
Net cash provided by operating activities	57,254	60,059
Net cash used in investing activities	(76,630)	(95,550)
Net cash (used in) provided by financing activities	(18,442)	6,025
Net decrease in cash, cash equivalents and restricted cash	(37,818)	(29,466)
Cash, cash equivalents and restricted cash at beginning of year	$160,145	$150,474
Cash, cash equivalents and restricted cash at end of period	$122,327	$121,008

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$1,415	$2,040
Restricted cash	38,229	39,555
Cash equivalents included in funds held for clients	82,683	79,413
Total cash, cash equivalents and restricted cash	$122,327	$121,008

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	1,415	4,697
Restricted cash	38,229	28,487
Accounts receivable, net	465,848	334,498
Current assets before funds held for clients	543,371	397,113
Funds held for clients	122,531	171,313
Goodwill and other intangible assets, net	1,014,607	951,702

Total assets	2,074,494	1,879,124

Current liabilities before client fund obligations	350,536	338,940
Client fund obligations	123,910	173,467
Total long-term debt, net	393,008	263,654

Total liabilities	1,263,900	1,165,672

Treasury stock	(891,880)	(824,778)

Total stockholders' equity	810,594	713,452

Debt to equity	48.5%	37.0%
Days sales outstanding (DSO) (1)	96	74

Shares outstanding	49,917	50,180
Basic weighted average common shares outstanding	50,054	51,502
Diluted weighted average common shares outstanding	50,644	52,388

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on September 30, 2022, was 93.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(In thousands, except per share data)

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Amounts	EPS	Amounts	EPS
Net income	$33,682	$0.67	$27,470	$0.53
Adjustments:
Gain on sale of assets, net	(1,375)	(0.03)	(2,391)	(0.05)
Integration & retention costs related to acquisitions (2)	583	0.01	1,280	0.02
Facility optimization costs (3)	255	0.01	—	—
Income tax effect related to adjustments	154	—	277	0.01
Adjusted net income	$33,299	$0.66	$26,636	$0.51
Interest expense	$5,848		$2,305
Income tax expense	13,514		9,131
Gain on sale of operations, net	(77)		(176)
Tax effect related to the adjustments above	(154)		(277)
Depreciation	3,083		2,771
Amortization	6,051		5,471
Adjusted EBITDA	$61,564		$45,861

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	Amounts	EPS	Amounts	EPS
Net income	$133,705	$2.64	$116,852	$2.22
Adjustments:
Gain on sale of assets, net	(1,500)	(0.03)	(2,391)	(0.05)
Transaction costs related to acquisitions (2)	611	0.01	1,329	0.02
Integration & retention costs related to acquisitions (2)	2,451	0.05	8,012	0.15
Facility optimization costs (3)	476	0.01	—	—
Income tax effect related to adjustments	(568)	(0.01)	(1,808)	(0.03)
Adjusted net income	$135,175	$2.67	$121,994	$2.31
Interest expense	$15,023		$5,209
Income tax expense	51,667		41,074
Gain on sale of operations, net	(176)		(311)
Tax effect related to the adjustments above	568		1,808
Depreciation	9,174		8,378
Amortization	17,791		16,329
Adjusted EBITDA	$229,222		$194,481

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted net income, Adjusted EPS and Adjusted EBITDA, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those reported in 2022 related to the Marks Paneth acquisition.
(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2023 Diluted Earnings Per Share (“EPS”) to Full Year 2023 Adjusted Diluted EPS

	Full Year 2023 Guidance
	Low	High
	Per Share	Per Share
Diluted EPS - GAAP Guidance	$2.31	$2.36
Transaction and integration costs related to Somerset (1)	0.07	0.07
Income tax effect related to adjustments	(0.02)	(0.02)
Adjusted Diluted EPS Guidance	$2.36	$2.41

GAAP diluted EPS for 2022	$2.01	$2.01
Adjusted diluted EPS for 2022 (2)	$2.13	$2.13
GAAP diluted EPS range	15%	17%
Adjusted diluted EPS range	11%	13%

(1)Includes estimated integration costs related to the Somerset acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between net income and adjusted net income and a reconciliation between GAAP diluted EPS and Adjusted diluted EPS for fiscal year ended December 31, 2022, are presented as follows:

	Year Ended December 31, 2022
	In millions	EPS
Net income	$105.4	$2.01
Adjustments:
Gain on sale of assets, net	(2.4)	(0.05)
Transaction costs related to Marks Paneth	1.3	0.03
Integration and retention costs related to Marks Paneth	9.2	0.18
Income tax effect related to adjustments	(2.1)	(0.04)
Adjusted net income	$111.4	$2.13

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz